SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2009

                                 Cox Radio, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)


       Delaware                   1-12187                      58-1620022
   -----------------          ---------------              ------------------
   (State or other             (Commission                 (I.R.S. Employer
    jurisdiction of             File Number)                Identification No.)
    incorporation)


         6205 Peachtree Dunwoody Road
                 Atlanta, Georgia                                30328
 --------------------------------------------------          ------------
   (Address of principal executive offices)                   (Zip Code)


                                 (678) 645-0000
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the
         Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the
         Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On April 3, 2009, we issued a press release announcing that the special committee of our Board of Directors has (i) determined that the price being offered in the tender offer by Cox Media Group, Inc., a wholly-owned subsidiary of Cox Enterprises, Inc., on March 23, 2009 for all of the outstanding shares of our Class A common stock not otherwise owned by Cox Media Group at $3.80 per share is fair, from a financial point of view, to our stockholders, other than Cox Media Group and Cox Enterprises, and (ii) recommended that our stockholders accept the offer and tender their shares.

The foregoing description is qualified in its entirety by reference to the press release dated April 3, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits.

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Not applicable.

                  (d) Exhibits:

                      99.1   Press Release dated April 3, 2009.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COX RADIO, INC.


Date:  April 3, 2009                 By: /s/ Charles L. Odom
                                        -----------------------------------
                                        Name:  Charles L. Odom
                                        Title: Chief Financial Officer

                                                                    Exhibit 99.1
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[GRAPHIC OMITTED]
                                                                          NEWS
===============================================================================
FOR IMMEDIATE RELEASE

       Cox Radio, Inc. Issues Response/Recommendation Statement Regarding
                      Tender Offer of Cox Media Group, Inc.


ATLANTA, April 3, 2009--Cox Radio, Inc. (NYSE: CXR) today filed a Solicitation/Recommendation Statement on Schedule 14D-9 announcing that the Special Committee of the Board of Directors of Cox Radio unanimously determined that the price being offered in the tender offer by Cox Media Group, Inc., an indirect and wholly owned subsidiary of Cox Enterprises, Inc., to purchase all of the outstanding shares of Class A common stock of Cox Radio not already owned by Cox Media Group for $3.80 per share, is fair, from a financial point of view, to Cox Radio's stockholders, other than Cox Media Group and Cox Enterprises. The Special Committee unanimously recommended, on behalf of Cox Radio, that the stockholders of Cox Radio accept the tender offer and tender their shares of Class A common stock pursuant to the tender offer.

         Stockholders of Cox Radio are encouraged to review the Solicitation/Recommendation Statement on Schedule 14D-9 in its entirety, which is filed with the Securities and Exchange Commission (the "SEC"), because it contains important information. Stockholders can obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, and any amendment thereto or other documents filed by Cox Radio with respect to the tender offer, at www.sec.gov.


About Cox Radio

Cox Radio is one of the largest radio companies in the United States based on revenues. Cox Radio owns, operates or provides sales or marketing services for 86 stations (71 FM and 15 AM) clustered in 19 markets, including major markets such as Atlanta, Houston, Miami, Orlando, San Antonio and Tampa. Cox Radio shares are traded on the New York Stock Exchange under the symbol: CXR.


                                    * * * * *


This press release is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the tender offer proposed by Cox Media Group, Inc. referred to in this press release, Cox Radio, Inc. has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information. Investors and security holders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents that Cox Radio filed with the SEC in connection with the tender offer, at www.sec.gov. In addition, the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents filed by Cox Radio with the SEC in connection with the tender offer may be obtained from Cox Radio free of charge by directing a request to the individuals listed below.

Contact:
Analysts and Investors                      Analysts, Investors, Press or Media
Charles Odom                                Chris Plunkett
Chief Financial Officer                     Brainerd Communicators, Inc.
Cox Radio, Inc.                             212-986-6667
678-645-4315                                plunkett@braincomm.com